UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2009

PROLINK HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-25007	30-0280392
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
410 South Benson Lane
Chandler, AZ  85224
 (Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (480) 961-8800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 15, 2009, ProLink Holdings Corp. (the “Company”) and its wholly-owned subsidiary ProLink Solutions LLC (“ProLink Solutions” and, together with the Company, the “ProLink Entities”), entered into an agreement (the “Amendment”) with Valens U.S. SPV I, LLC (“Valens U.S.”), Valens Offshore SPV I, Ltd. (“Valens Offshore”), PSource Structured Debt Limited (“PSource”), Calliope Capital Corporation (“Calliope” and, together with Valens U.S., Valens Offshore and PSource, the “Lenders”) and LV Administrative Services, Inc., as collateral agent for the Lenders (the “Agent” and, together with the ProLink Entities and the Lenders, the “Parties”). The Amendment amended certain provisions of that certain Amended and Restated Security Agreement, entered into by and among the Parties, dated as of March 31, 2008, as amended by that certain letter agreement effective as of December 11, 2008, and as subsequently amended by that certain letter agreement dated as of March 4, 2009 (together, the “Security Agreement”), as disclosed in those certain Current Reports on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on April 15, 2008, December 17, 2008 and March 11, 2009.

Pursuant to the Amendment, the Lenders agreed to forbear from exercising their rights and remedies in response to certain defaults by the ProLink Entities under the Security Agreement until the earlier of June 3, 2009 or the occurrence of certain subsequent defaults under the Security Agreement.  Additionally, the Amendment, among other things, amended the terms regarding repayment of the loans, extended the maturity date of the $1,400,000 secured term note (the “Secured Term Note”) issued to Valens U.S. to June 3, 2009, provided that no payments of principal (and only interest payments) were required to be made in the months of April and May 2009 under the convertible notes issued to Valens U.S., Valens Offshore and PSource, and provided that revolving loans were to be made in the Lenders’ discretion pursuant to an agreed budget.  The Amendment also amended the terms of that certain common stock purchase warrant (the “Warrant”) issued to Valens U.S. as disclosed in that certain Current Report on Form 8-K filed with the SEC on March 11, 2009 to provide that, pursuant to the Warrant, Valens U.S. may purchase up to 20% of the outstanding shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), on a partially diluted basis, including all Common Stock issuable upon conversion or exercise of securities convertible into or exercisable for Common Stock having a conversion or exercise price equal to or less than 115% of the Common Stock’s fair market value (“Underlying Shares”), plus all shares of Common Stock and Underlying Shares issued by the Company in connection with the first $2,000,000 in gross proceeds from equity financings subsequent to the date thereof, subject to reduction for prior exercises thereunder.  In the event that the outstanding principal balance under the Secured Term Note, together with all accrued and unpaid interest thereon and all fees and expenses owing to the holder of the Warrant in connection therewith, have not been repaid in full on or prior to June 3, 2009, the number of shares of Common Stock for which the Warrant is exercisable shall increase to equal 80% of the outstanding shares of Common Stock on a partially diluted basis, subject to reduction for prior exercises.  The Amendment is attached hereto as Exhibit 10.1 and incorporated herein by reference.

On April 17, 2009, the Company entered into a Subscription Agreement (the “Subscription Agreement”), with Trinad Capital Master Fund, Ltd. (the “Purchaser”), pursuant to which the Company sold to the Purchaser in a private offering an aggregate of 8,333,333 shares (the “Shares”) of its Series D Convertible Preferred Stock, par value $0.001 per share (the “Series D Preferred Stock”), as described in Item 5.03 of this Current Report on Form 8-K and incorporated herein by reference, and a five-year warrant (the “Purchaser Warrant” and together with the Shares, the “Securities”) to acquire up to 12,500,000 shares of its Common Stock, at an exercise price equal to $0.03 per share, for gross proceeds to the Company of $250,000.  The Purchaser Warrant has customary weighted-average anti-dilution provisions that are triggered upon future issuances of Common Stock (or securities convertible into Common Stock) for consideration per share less than the Purchaser Warrant’s exercise price.

Pursuant to the Subscription Agreement, the Company granted the Purchaser piggyback registration rights with respect to the shares of Common Stock underlying the Series D Preferred Stock sold in the offering and the shares of Common Stock issuable upon exercise of the Purchaser Warrant, with certain customary exclusions and limitations.  The Subscription Agreement and the Purchaser Warrant are attached hereto as Exhibit 10.2 and Exhibit 4.1, respectively, and are incorporated herein by reference.

Jay Wolf, an officer of the Purchaser, currently serves as a member of the Company’s Board of Directors.

The Company obtained waivers of relevant anti-dilution in connection with the financing by the Purchaser from all parties other than one who could not locate the appropriate person to execute the waiver prior to the filing of this Form 8-K.  While the Company believes that it will receive the final waiver, until such receipt, such party may claim that the financing triggered the anti-dilution provisions in its warrants, also triggering anti-dilution provisions in the Securities, all of which may result in substantial dilution.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 4, 2009, the ProLink Entities executed the Amendment, the material terms of which are described under Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K with respect to the securities issued in connection with the Subscription Agreement is incorporated herein by reference. The securities were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, including Rule 506 of Regulation D.

Item 5.03 Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year.

Effective as of April 14, 2009, the Company’s Board of Directors approved an amendment to the Company’s By-laws (“By-Laws Amendment”) to increase the size of the Company’s Board of Directors from seven members to nine members.  The By-Laws Amendment is attached hereto as Exhibit 3.2 and incorporated herein by reference.

On April 17, 2009, the Company filed with the Secretary of State of the State of Delaware a Certificate of Designation, Preferences and Rights of Series D Convertible Preferred Stock (the “Certificate of Designation”) designating 8,333,333 shares of its authorized preferred stock as Series D Convertible Preferred Stock. The Certificate of Designation was approved by the Company’s Board of Directors.

Each holder of shares of Series D Preferred Stock is entitled to convert each such share into the number of fully paid and nonassessable shares of Common Stock equal to the number obtained by dividing (i) $0.03, plus the amount of any accumulated but unpaid dividends by (ii) the conversion price in effect at the close of business on the conversion date, which is initially $0.03.  The Series D Preferred Stock has weighted-average anti-dilution protection.

The holders of Series D Preferred Stock are entitled to vote together with the holders of the Common Stock, and any other class or series of capital stock of the Company entitled to vote together with the holders of the Common Stock as a single class, on all matters submitted for a vote (or written consents in lieu of a vote) of the holders of Common Stock, and are entitled to other voting rights as are specified in the Company’s Certificate of Incorporation, as amended, and the Certificate of Designation. On all matters as to which shares of Common Stock or shares of Series D Preferred Stock are entitled to vote or consent, each share of Series D Preferred Stock entitles its holder to the number of votes that the Common Stock into which it is convertible would have if such Series D Preferred Stock had been so converted into Common Stock as of the record date established for determining holders entitled to vote, or if no such record date is established, as of the date such vote is taken or any written consent of stockholders is solicited. The holders of Series D Preferred Stock are entitled to receive notice of any stockholders’ meeting in accordance with the Company’s Certificate of Incorporation and Bylaws.  The Certificate of Designation is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 8.01 Other Events.

As of April 17, 2009, the OTC Bulletin Board appended the Company’s symbol with an “E” modifier as a result of the Company being delinquent in filing its Form 10-K for the period ended December 31, 2008 (“Form 10-K”), as addressed in the Company’s Form 12b-25 filed with the SEC on April 1, 2009. The Company anticipates filing its Form 10-K prior to the expiration of the OTC Bulletin Board filing grace period on May 18, 2009.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit	Description

3.1	Certificate of Designation, Preferences and Rights of Series D Convertible Preferred Stock, filed with the Secretary of State of Delaware on April 17, 2009.

3.2	Amendment to the By-Laws of ProLink Holdings Corp.

4.1	Warrant to Purchase Common Stock of ProLink Holdings Corp. issued to Trinad Capital Master Fund, Ltd.

10.1
Forbearance Agreement and Omnibus Amendment to Agreements, by and among ProLink Holdings Corp., ProLink Solutions, LLC, LV Administrative Services, Inc., Calliope Capital Corporation, Valens Offshore SPV I, Ltd., Valens U.S. SPV I, LLC and PSource Structured Debt Limited, dated as of April 15, 2009.

10.2	Subscription Agreement, dated as of April 17, 2009, by and between ProLink Holdings Corp. and Trinad Capital Master Fund, Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROLINK HOLDINGS CORP.
Dated: April 21, 2009

/s/ Lawrence D. Bain
Lawrence D. Bain
Chief Executive Officer